UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2017, an annual restricted stock grant award of shares of Class A common stock was made to each of the non-employee directors of Health Insurance Innovations, Inc. (the “Company”) under the Company’s Long Term Incentive Plan. Each restricted stock grant award was in the amount of 2,195 shares and is scheduled to vest 50% on May 18, 2018 and 50% on May 18, 2019, subject to the terms of the grant agreement and the Long-Term Incentive Plan. The awards were made to each of Anthony Barkett, Robert S. Murley, Paul G. Gabos, and Paul E. Avery.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 18, 2017, the Company held its annual meeting of stockholders (the “Annual Meeting”). The Company previously filed with the SEC its Definitive Proxy Statement and related materials pertaining to the Annual Meeting on April 20, 2017. On the record date of April 7, 2017 there were 11,817,183 shares of the Company’s Class A common stock and 3,841,667 shares of the Company’s Class B common stock outstanding and eligible to vote. At the Annual Meeting, the stockholders: (i) elected the seven persons identified below to serve as directors of the Company to hold office until the Company’s 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) approved an amendment to the Company’s Long Term Inventive Plan (“LTIP”), which (A) increased the total number of shares of the Company’s common stock reserved for issuance under the LTIP from 3,250,000 to 5,250,000 and (B) increased the aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options; and (iii) ratified the appointment of Grant Thornton LLP as the independent auditor of the Company.

Proposal 1: Election of Directors

The final results of stockholder voting on the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul E. Avery	9,860,377	20,624	3,535,868

Anthony J. Barkett	9,860,427	20,574	3,535,868

Paul G. Gabos	9,861,377	19,624	3,535,868

Michael W. Kosloske	9,554,135	326,866	3,535,868

Gavin C. Southwell	9,556,950	324,051	3,535,868

Robert S. Murley	9,864,546	16,455	3,535,868

Sheldon Wang	8,657,119	1,223,882	3,535,868

Proposal 2: Approval of an Amendment to the Company’s Long-Term Incentive Plan

The final results of stockholder voting on the approval of an amendment to the LTIP were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
6,691,810	2,288,627	900,564	3,535,868

Proposal 3: Ratification of the appointment of Grant Thornton LLP as the Company’s Independent Auditor

The final results of stockholder voting on the ratification of the appointment of Grant Thornton as the Company’s independent auditor were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
13,205,886	205,029	5,954	13,416,869

The stockholders did not vote on any other matters at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Health Insurance Innovations, Inc. Long Term Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Gavin C. Southwell
Name:	Gavin C. Southwell
Title:	President and Chief Executive Officer

Date: May 24, 2017